                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): June 16, 2000



                                  InaCom Corp.
               (Exact name of registrant as specified in charter)



          Delaware                      0-16114                   47-068183
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)



10802 Farnam Drive, Suite 200, Omaha, Nebraska                          68154
 (Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code: (402) 758-3900



                                 Not Applicable
          (Former name or former address, if changed from last report)

This report contains certain forward-looking statements and information relating to InaCom Corp. ("InaCom" or the "Company) that are based on the beliefs of InaCom management as well as assumptions made by and information currently available to InaCom management. Such statements reflect the current view of InaCom with respect to future events and are subject to certain risks, uncertainties, and assumptions, including the risk factors and uncertainties described in the Company's 1998 Form 10-K annual report. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as believed, estimated or expected.

Item 3. Bankruptcy or Receivership. On June 16, 2000, Inacom Corp. (the "Company") announced that it and several of its subsidiaries (collectively, the "Debtors") filed voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "Court"), lead case number 00-2426.

A copy of the press release issued by the Company is included as an exhibit to the filing and is incorporated herein by reference.

The following exhibit is filed with this Form 8-K:

99.1     Press Release, dated June 16, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INACOM CORP.


                                        By: /s/ Thomas J. Fitzpatrick
                                            ------------------------------
                                            Name:  Thomas J. Fitzpatrick
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

June 16, 2000